Exhibit 99.1

FOR IMMEDIATE RELEASE

Rand Capital Announces First Quarter 2020 Results

●	Announced Special Dividend of $23.7 million, or $1.62 per share, in connection with plans to elect to become a regulated investment company

●	Sold interest in Outmatch Holdings, LLC for gain of $2.3 million

●	Net asset value at March 31, 2020 was $3.69 per share

●	Board approved 1:9 reverse stock split following dividend distribution

●	Board authorized a new share buyback program to allow for repurchase of up to $1.5 million in shares outstanding

BUFFALO, NY, May 11, 2020 – Rand Capital Corporation (Nasdaq: RAND) (“Rand”), a business development company (“BDC”), announced its results for the quarter ended March 31, 2020.

Allen F. (“Pete”) Grum, President and Chief Executive Officer of Rand Capital, commented, “These are certainly unprecedented times with the COVID-19 global pandemic. We are actively engaged in conversation with our portfolio companies to ascertain their efforts to address the impacts on their businesses and believe they are being proactive and aggressive in the actions they are taking including cost cuts and accessing federal loan programs.”

He continued, “In the midst of this turmoil, we continue our efforts to transform Rand into a dividend-paying BDC and create a better investment opportunity for shareholders. The process is not simple and has required the following:

●	We are distributing $23.7 million in accumulated earnings and profits to our shareholders consisting of approximately $4.75 million in cash and $19.0 million in Rand common stock.

●	We are refocusing our investments into income producing assets.

●	Our Board has approved a 1:9 reverse stock split, and

●	The Board amended our share repurchase program to authorize the repurchase of up to $1.5 million in Rand stock.

Importantly, we believe during these challenging times that the share repurchase authorization further reinforces our long-term optimism regarding our prospects.”

First Quarter 2020 Financial Highlights

●	Net asset value (“NAV”) at March 31, 2020 was $3.69 per share, up from $3.66 per share at December 31, 2019. The increase was primarily due to the $2.9 million in net investment income and net gains realized from sales of assets, including Outmatch Holdings, LLC. This more than offset the $2.5 million net change in unrealized depreciation on assets which included $1.8 million associated with the write off of a deferred tax asset associated with the conversion to a regulated investment company (“RIC”) for U.S. federal tax purposes beginning with tax year 2020.

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Rand Capital Announces First Quarter 2020 Results

May 11, 2020

●	At March 31, 2020, portfolio fair value was $36.0 million and consolidated cash was $29.1 million, of which $15.6 million was available for corporate purposes and $13.5 million is restricted to lending by the SBIC.

Total investment income was $636,000 compared with $719,000 in the same period last year. The decline was mostly the result of lower fee income. The first quarter of 2019 benefitted from an atypically high level of fee income related to a large loan repayment.

Total expenses were $517,000 compared with $690,000 in the prior-year period. Lower expenses reflect the benefit of the conversion to an externally-managed BDC structure.

The $419,000 income tax benefit for the quarter was the result of the conversion to a regulated investment company and the allowance in the Coronavirus Aid, Relief, and Economic Security (CARES) Act to carryback net operating loss from certain allowed prior years.

Net investment gain was $538,000 compared with $23,000 in the first quarter of 2019.

Portfolio Companies Address COVID-19 Situation

Rand believes that its portfolio companies are taking necessary actions to ensure the safety of their employees, customers and suppliers during the COVID-19 pandemic by enacting work from home processes, staggered manufacturing schedules, increased sanitation efforts and social distancing. In addition, most of the portfolio companies that qualify have applied for available federal loans resulting from the COVID-19 pandemic.

Rand Capital Management, the external investment adviser for Rand, has also implemented remote operations and staggered schedules to maintain social distancing.

Portfolio Additions

During the quarter, Rand invested $1.7 million in the public equity of other business development companies. These investments provide income through dividends and are also more liquid assets than is typical for the portfolio.

BDC investments included:

Company	# of shares	Net Amount Paid	Annualized Dividend*
Apollo Investment Corp (Nasdaq: AINV)	35,000	$364,084	$1.80
Ares Capital (Nasdaq: ARCC)	27,000	$343,460	$1.60
FS KKR Capital Corp (NYSE: FSK)	100,000	$338,980	$0.76
Golub Capital BDC, Inc. (Nasdaq: GBDC)	25,000	$346,597	$1.16
Owl Rock Capital Corporation (NYSE: ORCC)	30,000	$347,067	$1.24
		$1,740,189

*Source: Nasdaq.com

As of March 31, 2020, Rand’s portfolio consisted of 36 active companies. At that date, the portfolio was comprised of approximately 59% in equity investments and 41% in debt investments.

Special Dividend

As previously announced on March 3, 2020, Rand’s Board of Directors declared a special dividend of $23.7 million, or approximately $1.62 per share, in connection with its plans to elect to become a regulated investment company (“RIC”) for U.S. federal tax purposes beginning with tax year 2020. The special dividend is being paid today in a combination of $4.75 million in cash and approximately 8.6 million shares of the Company’s common stock. The stock will trade ex-dividend effective May 12, 2020.

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Rand Capital Announces First Quarter 2020 Results

May 11, 2020

1:9 Reverse Stock Split

Following approval by the Company’s shareholders at its Annual Meeting in December 2019, the Company’s Board of Directors has approved a 1-for-9 reverse stock split of the Company’s common stock. The reverse split will be effective at 5:00 p.m. Eastern Time on May 21, 2020 (the “Effective Time”), and the Company’s common stock will begin trading on a split-adjusted basis as of the market open on May 22, 2020.

The reverse stock split affects all issued and outstanding shares of the Company’s common stock including shares held in treasury. The reverse stock split will reduce the number of issued and outstanding shares of the Company’s common stock following the Special Dividend distribution from 23,845,470 shares and 23,304,424 shares, respectively, to approximately 2,649,496 shares and 2,589,380 shares, respectively. The reverse stock split affects all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s outstanding common stock, except for adjustments that may result from the treatment of fractional shares.

No fractional shares will be issued as a result of the reverse stock split. The Company will pay cash in lieu of any fractional shares, which amount will be determined based on the closing price of a share of Rand’s common stock on the Nasdaq Stock Market on the last trading day preceding the Effective Time (as adjusted to give effect to the reverse stock split).

New Share Repurchase Authorization

Rand’s Board of Directors approved a new share repurchase program which authorizes the purchase of up to $1.5 million in Rand common stock. The shares may be repurchased from time to time in privately negotiated transactions or the open market, including pursuant to any Rule 10b5-1 trading plans if established, and in accordance with applicable regulations of the SEC. The stock repurchase program does not obligate the Company to purchase any particular number of shares, and the timing and exact amount of any repurchases will depend on various factors, including the performance of the Company’s stock price, general market and other conditions, applicable legal requirements and other factors. The new stock repurchase program expires on April 22, 2021. The new stock repurchase program may be suspended, terminated or amended by the Board at any time prior to the expiration date.

Webcast and Conference Call

Rand will host a conference call and live webcast today, May 11, 2020, at 1:30 p.m. Eastern Time to review its financial condition and results as well as its strategy and outlook. The review will be accompanied by a slide presentation, which will be available on Rand’s website at www.randcapital.com under the “Investor Relations” heading. A question-and-answer session will follow the formal presentation.

Rand’s conference call can be accessed by calling (201) 689-8263. Alternatively, the webcast can be monitored on Rand’s website at www.randcapital.com under the “Investor Relations” heading.

A telephonic replay will be available from 4:30 p.m. ET on the day of the call through Monday, May 18, 2020. To listen to the archived call, dial (412) 317-6671 and enter replay pin number 13702037. The webcast replay will be available in the Investors section at www.randcapital.com, where a transcript will also be posted once available.

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Rand Capital Announces First Quarter 2020 Results

May 11, 2020

ABOUT RAND CAPITAL

Rand Capital (Nasdaq: RAND) is an externally-managed Business Development Company (BDC) with a wholly-owned subsidiary licensed by the U.S. Small Business Administration (SBA) as a Small Business Investment Company (SBIC). The Company’s investment objective is to maximize total return to its shareholders with current income and capital appreciation by focusing its debt and related equity investments in privately-held, lower middle market companies with committed and experienced managements in a broad variety of industries. Rand invests in early to later stage businesses that have sustainable, differentiated and market-proven products, revenue of more than $2 million and a path to free cash flow or up to $5 million in EBITDA. The Company’s investment activities are managed by its external investment adviser, Rand Capital Management, LLC. Additional information can be found at the Company’s website where it regularly posts information: https://www.randcapital.com/.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts, including but not limited to statements regarding the intention of Rand Capital and Rand Capital SBIC, Inc. (“Rand SBIC”) to elect to be taxed as a RIC for U.S. federal tax purposes; the impact of the COVID-19 pandemic on Rand and our portfolio companies; the timing and completion of the contemplated reverse stock split; the amount of Rand common stock that the Company plans to repurchase and the time period during which such repurchases are to occur; the competitive ability and position of Rand Capital; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) the risk that Rand Capital and/or Rand SBIC may be unable to fulfill the conditions required in order to elect to be treated as a RIC for U.S. tax purposes; (2) uncertainty around the scope of the impact of the COVID-19 pandemic and its specific impact on our portfolio companies; (3) evolving legal, regulatory and tax regimes; (4) changes in general economic and/or industry specific conditions; and (6) other risk factors as detailed from time to time in Rand Capital’s reports filed with the Securities and Exchange Commission (“SEC”), including Rand Capital’s annual report on Form 10-K for the year ended December 31, 2019, later filed quarterly reports on Form 10-Q, the definitive proxy statement and other documents filed with the SEC. Consequently, such forward-looking statements should be regarded as Rand Capital’s current plans, estimates and beliefs. Except as required by applicable law, Rand Capital assumes no obligation to update the forward-looking information contained in this release.

Contacts:

Company:	Investors:
Allen F. (“Pete”) Grum	Deborah K. Pawlowski / Karen L. Howard
President and CEO	Kei Advisors LLC
Phone: 716.853.0802	Phone: 716.843.3908 / 716.843.3942
Email: pgrum@randcapital.com	Email: dpawlowski@keiadvisors.com / khoward@keiadvisors.com

FINANCIAL TABLES FOLLOW.

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Rand Capital Announces First Quarter 2020 Results

May 11, 2020

Rand Capital Corporation and Subsidiary

Consolidated Statements of Financial Position

	March 31, 2020	December 31, 2020
	(Unaudited)
ASSETS
Investments at fair value:
Affiliate investments (cost of $20,562,778 and $19,035,446, respectively)	13,168,576	12,151,435
Non- Control/Non-Affiliate investments (cost of $23,738,493 and $25,584,017, respectively)	22,805,701	24,869,357
Total investments, at fair value (cost of $44,301,271 and $44,619,463, respectively)	35,974,277	37,020,792
Cash and cash equivalents	29,100,903	25,815,720
Interest receivable (net of allowance of $166,413)	138,589	142,265
Deferred tax asset	-	1,204,198
Prepaid income taxes	39,716	343,096
Other assets	129,271	265,378
Total assets	$65,382,756	$64,791,449

LIABILITIES AND STOCKHOLDERS’ EQUITY (NET ASSETS)
Liabilities:
Debentures guaranteed by the SBA (net of debt issuance costs)	$10,796,332	$10,786,913
Accounts payable and accrued expenses	266,316	258,437
Deferred tax payable	227,622	-
Profit sharing and bonus payable	-	80,000
Deferred revenue	33,833	37,583
Total liabilities	11,324,103	11,162,933

Stockholders’ equity (net assets):
Common stock, $0.10 par; shares authorized 100,000,000; shares issued 15,196,367; shares outstanding 14,655,321	1,519,637	1,519,637
Capital in excess of par value	34,142,455	34,142,455
Accumulated net investment loss	(1,212,828)	(1,751,249)
Undistributed net realized gain on investments	29,476,732	27,083,281
Net unrealized depreciation on investments	(8,398,238)	(5,896,503)
Treasury stock, at cost: 541,046 shares	(1,469,105)	(1,469,105)
Total stockholders’ equity (net assets) (per share – 3/31/20: $3.69, 12/31/19: $3.66)	54,058,653	53,628,516
Total liabilities and stockholders’ equity (net assets)	$65,382,756	$64,791,449

Rand Capital Announces First Quarter 2020 Results

May 11, 2020

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Operations

	For the Quarter Ended March 31,
	2020	2019
Investment income:
Interest from portfolio companies:
Affiliate investments	$138,846	$208,715
Non-Control/Non-Affiliate investments	396,855	197,250
Total interest from portfolio companies	535,701	405,965

Interest from other investments:
Non-Control/Non-Affiliate investments	83,250	17,811
Total interest from other investments	83,250	17,811

Dividend and other investment income:
Affiliate investments	13,125	34,625
Total dividend and other investment income	13,125	34,625

Fee income:
Affiliate investments	1,250	4,247
Non-Control/Non-Affiliate investments	2,500	256,722
Total fee income	3,750	260,969
Total investment income	635,826	719,370
Expenses:
Base management fee	140,377	-
Interest on SBA obligations	104,190	99,124
Professional fees	179,119	226,655
Stockholders and office operating	51,545	61,255
Directors’ fees	28,375	28,624
Insurance	10,668	9,601
Corporate development	1,874	18,460
Other operating	358	1,584
Salaries	-	181,500
Employee benefits	-	62,932
Total expenses	516,506	689,735
Net investment gain before income taxes	119,320	29,635
Income tax (benefit) expense	(419,101)	6,868
Net investment gain	538,421	22,767
Net realized gain on sales and dispositions of investments:
Control investments	-	40,500
Non-Control/Non-Affiliate investments	2,393,451	-
Income tax expense	-	9,369
Net realized gain on sales and dispositions of investments	2,393,451	31,131
Net change in unrealized depreciation on investments:
Affiliate investments	(510,191)	1,043,595
Non-Control/Non-Affiliate investments	(218,132)	(521,300)
Change in unrealized depreciation before income taxes	(728,323)	522,296
Deferred income tax expense	1,773,412	120,779
Net change in unrealized depreciation on investments	(2,501,735)	401,517
Net realized and unrealized (loss) gain on investments	(108,284)	432,648
Net increase in net assets from operations	$430,137	$455,415
Weighted average shares outstanding	14,655,321	6,321,988
Basic and diluted net increase in net assets from operations per share	$0.03	$0.07